UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________________

FORM 8-K

________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 23, 2007 (April 17, 2007)

Interactive Intelligence, Inc.
(Exact name of registrant as specified in its charter)

Indiana (State or Other Jurisdiction of Incorporation)	000-27385 (Commission File Number)	35-1933097 (IRS Employer Identification No.)

7601 Interactive Way Indianapolis, IN 46278 (Address of Principal Executive Offices)

(317) 872-3000 (Registrant’s telephone number, including area code)

Not Applicable (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 17, 2007, Interactive Intelligence, Inc. (the “Company”) acquired the professional services group of Alliance Systems Ltd. for $1.1 million, less adjustments for certain costs and pro-rated customer receipts, pursuant to an Asset Purchase Agreement, dated as of the same date. The Company funded the purchase price with cash available from operations.

A copy of the Asset Purchase Agreement and the Company’s press release announcing the completion of the acquisition are attached as Exhibit 10.6 and 99.1, respectively, to this report and the information set forth therein is incorporated herein by reference and constitutes a part of this report.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits:

10.6	Asset Purchase Agreement dated as of April 17, 2007 between Interactive Intelligence, Inc. and Alliance Systems Ltd.

99.1	Press Release, dated April 23, 2007, issued by Interactive Intelligence, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interactive Intelligence, Inc. (Registrant)

Date: April 23, 2007	By:	/s/ Stephen R. Head
Stephen R. Head Chief Financial Officer, Vice President of Finance and Administration, Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
10.6	Asset Purchase Agreement dated as of April 17, 2007 between Interactive Intelligence, Inc. and Alliance Systems Ltd.

99.1	Press Release, dated April 23, 2007, issued by Interactive Intelligence, Inc.